Exhibit 99.1
United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended June 30, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$1,900,010
Unrealized Gain (Loss) on Market Value of Futures	(17,015,790)
Dividend Income	1,503
Interest Income	194
ETF Transaction Fees	1,000
Total Income (Loss)	$(15,113,083)

Expenses
Investment Advisory Fee	$108,485
Tax Reporting Fees	25,890
Audit Fees	6,960
NYMEX License Fee	4,611
Non-interested Directors' Fees and Expenses	1,572
Prepaid Insurance Expense	900
SEC & FINRA Registration Expense	780
Brokerage Commissions	481
Legal Fees	45
Total Expenses	$149,724
Net Gain (Loss)	$(15,262,807)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 6/1/11	$233,998,710
Withdrawals (100,000 Units)	(4,179,628)
Net Gain (Loss)	(15,262,807)

Net Asset Value End of Period	$214,556,275
Net Asset Value Per Unit (4,900,000 Units)	$43.79

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502